                                                                    EXHIBIT 10.3

                             SMITHFIELD FOODS, INC.

                            AMENDMENT AGREEMENT NO. 3

                                                             As of April 4, 2003

To each of the Current Holders
listed in Annex 1 attached hereto

Ladies and Gentlemen:

     Smithfield Foods, Inc., a Virginia corporation (together with its respective successors and assigns, the "Issuer") agrees with you as follows:

1.   PRELIMINARY STATEMENTS.

     The Issuer issued and sold:

          (a) Seventy-Five Million Dollars ($75,000,000) in aggregate principal amount of its 8.25% Series M Senior Secured Notes due March 2, 2006 (as they may be amended, restated or otherwise modified from time to time, the "Notes"); and

          (b) Twenty-Five Million Dollars ($25,000,000) in aggregate principal amount of its LIBOR Rate Series N Senior Secured Notes due March 2, 2002 (as they may be amended, restated or otherwise modified from time to time, the "Series N Notes");

pursuant to those separate Note Purchase Agreements each dated as of June 2, 2000 between the Issuer and the purchasers named in Annex 1 thereto (as amended by that certain Amendment Agreement No. 1, dated as of December 7, 2001, and that certain Amendment Agreement No. 2, dated as of December 31, 2002, each among the Issuer and the other parties listed on the signature pages thereto, the "Existing Purchase Agreements"). The register kept by the Issuer for the registration and transfer of the Notes indicates that each of the Persons named in Annex 1 hereto (collectively, the "Current Holders") is currently a holder of the original aggregate principal amount of the Notes indicated in such Annex. The Series N Notes became due and all then outstanding principal and interest thereon was paid in full on March 2, 2002.

2.   DEFINED TERMS.

     Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Existing Purchase Agreements.

3.   AMENDMENTS TO EXISTING PURCHASE AGREEMENTS.

     Subject to Section 5, the Current Holders and the Issuer hereby agree to each of the amendments to the Existing Purchase Agreements as provided for by this Amendment Agreement No. 3 (this "Amendment Agreement") in the manner specified in Exhibit 3 hereto. Such amendments are referred to herein, collectively, as the "Amendments".

4.   REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

     To induce you to enter into this Amendment Agreement and to consent to the Amendments, the Issuer represents and warrants as follows:

     4.1. Material Adverse Effect.

     Since the date of the last audited consolidated financial statements of the Issuer delivered to each of the Current Holders, no event has occurred or condition exists which has had, or could reasonably be expected to have, a Material Adverse Effect.

     4.2. Organization, Power and Authority, etc.

     The Issuer is duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to enter into and perform its obligations under this Amendment Agreement.

     4.3. Legal Validity.

     The execution and delivery of this Amendment Agreement by the Issuer and compliance by the Issuer with its obligations hereunder: (a) are within the corporate powers of the Issuer; and (b) are legal and do not conflict with, result in any breach of, constitute a default under, or result in the creation of any Lien upon any Property of the Issuer under the provisions of: (i) any charter instrument or bylaw to which the Issuer is a party or by which the Issuer or any of its Property may be bound; (ii) any order, judgment, decree or ruling of any court, arbitrator or governmental authority applicable to the Issuer or its Property; or (iii) any agreement or instrument to which the Issuer is a party or by which the Issuer or any of its Property may be bound or any statute or other rule or regulation of any governmental authority applicable to the Issuer or its Property, except where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect.

     This Amendment Agreement has been duly authorized by all necessary action on the part of the Issuer, has been executed and delivered by a duly authorized officer of the Issuer, and constitutes a legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally and subject to the availability of equitable remedies.

     4.4. No Defaults.

     Immediately prior to and after giving effect to the Amendments set forth in this Amendment Agreement, no Default or Event of Default will exist.

5.   EFFECTIVENESS OF AMENDMENTS.

     The Amendments shall become effective as of the first date written above (the "Effective Date"), if at all, at such time as all of the Current Holders shall have indicated their written consent to the Amendments by executing and delivering the applicable counterparts of this Amendment Agreement. It is understood that any Current Holder may withhold its consent for any reason, and that, without limitation of the foregoing, each Current Holder hereby makes the granting of its consent contingent upon satisfaction of the following conditions:

     5.1. Amendment to Credit Facility.

     Each Current Holder shall have received true and correct copies of the fully executed amendment (the "Credit Facility Amendment") to the Credit Facility substantially in the form of Exhibit 5.1 hereto;

     5.2. Amendment of Other Note Agreements.

     Each Current Holder shall have received true and correct copies of the fully executed amendments (collectively, the "Other Purchase Agreement Amendments") to those certain separate Note Purchase Agreements, dated as of March 1, 2002, between the Issuer and each of the purchasers listed on Annex 1 thereto, those certain separate Amended and Restated Note Purchase Agreements, dated as of October 31, 1999 between the Issuer and each of the noteholders listed on Annex 1 thereto, and those certain separate Note Purchase Agreements, dated as of October 27, 1999, between the Issuer and each of the purchasers listed on Annex 1 thereto. Each such amendment shall be substantially in the form of this Amendment Agreement;

     5.3. Opinion of Counsel.

     The Current Holders shall have received from special counsel to the Issuer, a closing opinion, dated as of the Effective Date, and in form and substance satisfactory to the Current Holders. This Section 5.3 shall constitute direction by the Issuer to such counsel to deliver such closing opinion to the Current Holders;

     5.4. Amendment Fee.

     The fee to be paid to the Current Holders pursuant to Section 7 of this Amendment Agreement shall have been paid in full; and

     5.5. Expenses.

     The payment of the expenses to be paid on behalf of the Current Holders pursuant to Section 8 of this Amendment Agreement (to the extent a statement therefore has been presented to the Issuer on or prior to the Effective Date) shall have been paid in full.

6.   CONSENT.

     The Current Holders hereby consent to the execution and delivery of the Credit Facility Amendment and the Other Purchase Agreement Amendments to the extent that such consent is required under the terms of the Financing Documents.

7.   AMENDMENT FEE.

     In consideration of the execution and delivery by the Current Holders of this Amendment Agreement and the consent by the Current Holders to the Amendments, on or prior to the Effective Date, the Issuer shall have paid to each of the Current Holders a fee in an amount equal to 0.15% of the aggregate outstanding principal amount of the Notes held by such Current Holder on March 31, 2003, in the manner and to the accounts specified in the Existing Purchase Agreements.

8.   EXPENSES.

     Whether or not the Amendments become effective, the Issuer will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment Agreement, including, but not limited to, the reasonable fees of your special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Amendment Agreement and any other documents related thereto. Nothing in this Section 8 shall limit the Issuer's obligations pursuant to Section 1.5 of the Existing Purchase Agreements.

9.   MISCELLANEOUS.

     9.1. Part of Existing Purchase Agreements; Future References, etc.

     This Amendment Agreement shall be construed in connection with and as a part of the Existing Purchase Agreements and, except as expressly amended by this Amendment Agreement, all terms, conditions and covenants contained in the Existing Purchase Agreements are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Existing Purchase Agreements without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.

     9.2. Counterparts.

     This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of a facsimile of an executed signature page hereto shall be effective as delivery of an original.

     9.3. Governing Law.

     THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL

BE GOVERNED BY, THE LAW OF THE COMMONWEALTH OF VIRGINIA EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH COMMONWEALTH.

   [Remainder of page intentionally left blank. Next page is signature page.]

     If you are in agreement with the foregoing, please so indicate by signing the acceptance below on the accompanying counterpart of this agreement and returning it to the Issuer, whereupon it will become a binding agreement among you and the Issuer.

                                           SMITHFIELD FOODS, INC.

                                           By: /s/ Daniel G. Stevens
                                           Name:   Daniel G. Stevens
                                           Title:  Vice President and Chief
                                                    Financial Officer

     The foregoing Amendment Agreement is hereby accepted as of the date first above written.

JOHN HANCOCK LIFE INSURANCE COMPANY

By: /s/ David E. Johnson
Name:  David E. Johnson
Title: Managing Director

LUCENT TECHNOLOGIES, INC. MASTER PENSION TRUST
By:  John Hancock Life Insurance Company, as Investment Advisor

By: /s/ David E. Johnson
Name:  David E. Johnson
Title: Managing Director

INVESTORS PARTNER LIFE INSURANCE COMPANY

By: /s/ David E. Johnson
Name:  David E. Johnson
Title: Authorized Signatory

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By: /s/ David E. Johnson
Name:  David E. Johnson
Title: Authorized Signatory

MELLON BANK, N. A., solely in its capacity as Trustee for the LONG-TERM INVESTMENT
TRUST, (as directed by John Hancock Financial
Services, Inc.), and not in its individual capacity

By: /s/ Bernadette Rist
Name:  Bernadette Rist
Title: Authorized Signatory

     The undersigned consent to the Amendments effected by the foregoing Amendment Agreement.

CODDLE ROASTED MEATS, INC.
GWALTNEY OF SMITHFIELD, LTD.
HANCOCK'S OLD FASHIONED COUNTRY HAM, INC.
IOWA QUALITY MEATS, LTD.
JOHN MORRELL & CO.
LYKES MEAT GROUP, INC.
MOYER PACKING COMPANY
NORTH SIDE FOODS CORP.
PACKERLAND HOLDINGS, INC.
PACKERLAND PROCESSING COMPANY, INC.
PACKERLAND-PLAINWELL, INC. (f/k/a Murco Foods, Inc.)
PATRICK CUDAHY INCORPORATED
PREMIUM PORK, INC.
QUIK-TO-FIX FOODS, INC.
SFFC, INC.
SMITHFIELD PURCHASE CORPORATION (successor by merger to Carroll's Realty, Inc.) STADLER'S COUNTRY HAMS, INC.
SUN LAND BEEF COMPANY
SUNNYLAND, INC.
THE SMITHFIELD COMPANIES, INC.
THE SMITHFIELD PACKING COMPANY INCORPORATED

MURPHY-BROWN LLC
By:  John Morrell & Co., as sole member

MURPHY FARMS LLC
QUARTER M FARMS LLC
CARROLL'S FOODS OF VIRGINIA LLC
CARROLL'S FOODS LLC
CIRCLE FOUR LLC
CENTRAL PLAINS FARMS LLC
BROWN'S OF CAROLINA LLC
By:  Murphy-Brown LLC, as sole member
By:  John Morrell & Co., as sole member

BROWN'S FARMS, LLC
By:  Brown's of Carolina LLC, as sole member
By:  Murphy-Brown LLC, as sole member
By:  John Morrell & Co., as sole member

CARROLL'S REALTY PARTNERSHIP
By:  Smithfield Purchase Corporation, as general partner

SMITHFIELD PACKING REAL ESTATE, LLC
By:  The Smithfield Packing Company Incorporated, as sole member

GREAT LAKES CATTLE CREDIT COMPANY, LLC
By:  Packerland Holdings, Inc., as sole member

SMITHFIELD-CARROLL'S FARMS
By:  Smithfield Purchase Corporation, as general partner

BROWN'S REALTY PARTNERSHIP
By:  Brown's Farms, LLC, its partner
By:  Brown's of Carolina LLC, its sole member and manager
By:  Murphy-Brown LLC, its sole member and manager
By:  John Morrell & Co., as sole member
     and
By:  Smithfield Purchase Corporation, its partner

SMITHFIELD PACKING REALTY PARTNERSHIP
By:  Smithfield Packing Real Estate, LLC, its partner
By:  The Smithfield Packing Company, Incorporated, its sole member and manager
     and
By:  Smithfield Purchase Corporation, its partner


By: /s/ Daniel G. Stevens
Name:  Daniel G. Stevens
Title: Vice President

                                     ANNEX 1

                      CURRENT HOLDERS AND PRINCIPAL AMOUNTS

--------------------------------------------------------------------------------
                                                             Aggregate Principal
Name of Current Holder                                      Amount of Notes Held
--------------------------------------------------------------------------------
John Hancock Life Insurance Company                                 $66,500,000
--------------------------------------------------------------------------------
Lucent Technologies, Inc. Master Pension Trust                      $ 3,000,000
--------------------------------------------------------------------------------
Investors Partner Life Insurance Company                            $ 1,000,000
--------------------------------------------------------------------------------
John Hancock Variable Life Insurance Company                        $ 2,500,000
--------------------------------------------------------------------------------
Mellon Bank, N.A., Trustee under the Long-Term Investment
Trust dated October 1, 1996                                         $ 2,000,000
--------------------------------------------------------------------------------

                                    Annex 1-1

                                                                       EXHIBIT 3

                   AMENDMENTS TO EXISTING PURCHASE AGREEMENTS

1. Section 1.6 of the Existing Purchase Agreements is hereby amended and restated in its entirety to read as follows:

          1.6  Collateral; Release.

          The Notes are secured pursuant to and entitled to all of the benefits of the Security Documents. In the event that at any time after the Closing Date, except during the Suspension Period, the Company shall have obtained an Acceptable Rating in respect of its long-term, senior unsecured debt, the Company may give written notice to each holder of Notes (which notice shall include copies of the letters to the Company from Moody's and Standard & Poor's evidencing that such Acceptable Rating has been in full force and effect for the one hundred eighty (180) day period immediately preceding the date of such notice and, if such Acceptable Rating is in effect during the Suspension Period, for the one hundred eighty (180) day period following the conclusion of such Suspension Period) requesting that the holders of the Notes direct the Security Trustee to release the Collateral from the security interests created by the Security Documents on a date specified in such notice (the "Collateral Release Date") that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice. The holders of the Notes agree to direct the Security Trustee to so release the Collateral, provided that the Collateral Release Conditions have been satisfied and the holders of the Notes and the Security Trustee shall have received an officer's certificate, executed by a Senior Officer and dated the Collateral Release Date, specifying that at the time of such release and after giving effect thereto, each of the Collateral Release Conditions are satisfied. Notwithstanding such release of Collateral, the provisions of Section 6.13 hereof shall continue to apply on and after the Collateral Release Date. For the avoidance of doubt, the Collateral Release Date may not occur during or within 180 days after the conclusion of the Suspension Period.

2. Section 6.5 of the Existing Purchase Agreements is hereby amended and restated in its entirety to read as follows:

          6.5  Consolidated Working Capital.

          The Company shall not at any time permit Consolidated Working Capital to be less than Two Hundred Fifty Million Dollars ($250,000,000).

3. Section 6.6 of the Existing Purchase Agreements is hereby amended and restated in its entirety to read as follows:

          6.6  Debt to Capitalization Ratio.

                                   Exhibit 3-1

          The Company shall not at any time permit (a) Consolidated Funded Debt to exceed sixty-five percent (65%) of Consolidated Total Capitalization and
     (b) Consolidated Senior Funded Debt to exceed fifty-five percent (55%) of the result of (i) Consolidated Total Capitalization minus (ii) Senior Subordinated Debt; provided that, during the Suspension Period, to the extent that unfunded pension liabilities as reflected on the Company's balance sheet would otherwise be deducted in the determination of Consolidated Total Capitalization or Consolidated Shareholders' Equity, such unfunded pension liabilities shall not be deducted in such determination during the Suspension Period to the extent that they aggregate less than One Hundred Million Dollars ($100,000,000).

4. Section 6.7 of the Existing Purchase Agreements is hereby amended and restated in its entirety to read as follows:

     6.7. Maintenance of Funded Debt.

          (a) Consolidated Funded Debt. Except for each fiscal quarter end occurring during the Suspension Period, the Company shall not permit Consolidated Funded Debt, determined as of the end of each fiscal quarter of the Company, to exceed 400% of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company ended at such time.

          (b) Consolidated Senior Funded Debt. Except for each fiscal quarter end occurring during the Suspension Period, the Company shall not permit Consolidated Senior Funded Debt, determined as of the end of each fiscal quarter of the Company, to exceed 320% of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company ended at such time.

5. Section 6.8 of the Existing Purchase Agreements is hereby amended and restated in its entirety to read as follows:

     6.8. Fixed Charges Coverage.

          The Company shall not at any time permit the ratio of Consolidated Net Income Available for Fixed Charges (calculated in respect of the period of eight (8) consecutive fiscal quarters of the Company then most recently ended) to Consolidated Fixed Charges (calculated in respect of such period) to be less than (a) 1.00 to 1.00 during the Suspension Period and (b) 1.50 to 1.00 at all times after the Suspension Period.

6. Section 6.14 of the Existing Purchase Agreements is hereby amended by amending and restating paragraph (b) thereof in its entirety to read as follows:

          (b) Acquisitions. The Company will not, and will not permit any of its Subsidiaries to consummate any Acquisition or Joint Venture Investment, unless immediately prior to such Acquisition or Joint Venture Investment and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and:

                                   Exhibit 3-2

               (i) (a) such transaction is an Acquisition and such Acquisition (if by purchase of assets, merger or consolidation) is effected in such manner that the acquired business, and the related assets, are owned either by the Company or a Subsidiary and, if effected by merger or consolidation involving the Company, the Company is the continuing or surviving entity and, if effected by merger or consolidation involving a Subsidiary, the continuing or surviving entity is a Subsidiary; or (b) such transaction is an Acquisition and such Acquisition (if by purchase of stock or partner, member or other ownership interests) is effected in such manner so that the acquired entity becomes a Subsidiary; and

               (ii) such transaction is an Acquisition or a Joint Venture Investment and immediately after giving effect to such Acquisition or Joint Venture Investment (x) the Company is in compliance with Sections 6.4, 6.5, 6.6, 6.7, 6.8 and 6.10 (the determination of such compliance to be calculated on a pro forma basis, as at the end of the fiscal quarter most recently ended prior to the date of such Acquisition or Joint Venture Investment for which financial statements of the Company and its Subsidiaries are available, under the assumption that such Acquisition or Joint Venture Investment and any other Acquisitions or Joint Venture Investments consummated during the twelve-month period ending on such date shall have occurred, and any Debt in connection therewith shall have been incurred, at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the actual weighted average interest rate in effect for such period for all loans outstanding under the Credit Facility on the date of such Acquisition or Joint Venture Investment) and, in the event that the aggregate amount of expenditures in respect of such Acquisition or Joint Venture Investment and of all prior Acquisitions and Joint Venture Investments made during a single fiscal year and not covered by a certificate delivered under this subclause (ii) exceeds $100,000,000, the Company shall have delivered to each of the holders of Notes a certificate of a Senior Financial Officer showing calculations in reasonable detail to demonstrate compliance with this subclause (ii) and certifying that prior to such acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (y) during the Suspension Period, if such transaction is consummated before the Borrowing Base Release Date (as defined in the Credit Facility) and the aggregate amount of expenditures in respect of such Acquisition or Joint Venture Investment and of all prior Acquisitions and Joint Venture Investments made during a single fiscal year exceeds $20,000,000, then, immediately after giving effect to such Acquisition or Joint Venture Investment (and any borrowings under the Credit Facility made in connection therewith), the excess of (A) the lesser of the Borrowing Base (as defined in the Credit Facility) and the aggregate Commitments (as defined in the Credit Facility) at such time minus (B) the Secured Obligations Amount (as defined in the Credit Facility) shall not be less than $150,000,000."

7. Section 9.1 of the Existing Purchase Agreements is hereby amended by amending and restating the following definitions in their entirety to read as follows:

                                   Exhibit 3-3

          Consolidated EBITDA -- means, with respect to any fiscal period, the sum of

               (a)  Consolidated Net Income, plus

               (b) the aggregate amount of all interest expense, depreciation, amortization and income taxes,

     (to the extent, and only to the extent, that such aggregate amount was deducted in the computation of Consolidated Net Income), in each case accrued for such period by the Company, provided that, with respect to any period during which a Person shall have become, or ceased to be, a Subsidiary, or during which the Company or any Subsidiary shall have acquired or disposed of an On-Going Business, the calculation of Consolidated EBITDA shall (i) include the EBITDA for such period of each Person who shall have become a Subsidiary, and of each On-Going Business acquired by the Company or any Subsidiary, during such period as if such Person had been a Subsidiary or such On-Going Business had been owned by the Company or a Subsidiary for the entire period, or (ii) exclude the EBITDA for such period of each Person who shall have ceased to be a Subsidiary, and of each On-Going Business disposed of by the Company or any Subsidiary, at any time after the beginning of such period as if such Person had not been a Subsidiary at any time during the entire period or such On-Going Business had not been owned or operated by the Company or any Subsidiary at any time during such period. As used in this definition, EBITDA with respect to any Person or On-Going Business for any period shall mean, the net income (after income taxes) of such Person or On-Going Business for such period, determined in accordance with GAAP plus, to the extent deducted in calculating such net income, amounts attributable to interest, income taxes, depreciation and amortization.

          Incremental Margin - means one half of one percent (0.50%) at all times during 4FQ03 and at all other times during each other fiscal quarter during the Incremental Margin Period, (a) zero (0) if Consolidated Funded Debt at the end of the immediately preceding fiscal quarter is less than 400% of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company then most recently ended, (b) three quarters of one percent (0.75%) if Consolidated Funded Debt at the end of the immediately preceding fiscal quarter equal to or more than 400% but less than 450% of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company then most recently ended, (c) one percent (1.00%) if Consolidated Funded Debt at the end of the immediately preceding fiscal quarter is equal to or more than 450% but less than 500% of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company then most recently ended, (d) one and one quarter of one percent (1.25%) of Consolidated Funded Debt at the end of the immediately preceding fiscal quarter is equal to or more than 500% but less than 550% of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company then most recently ended and (e) one and one half of one percent (1.50%) if Consolidated Funded Debt at the end of the immediately preceding fiscal quarter is equal to or more than 550% of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company then most recently ended.

                                   Exhibit 3-4

          Incremental Margin Period - means 4FQ03 together with the period from the start of IFQ04 to and including the end of 2FQ05.

8. Section 9.1 of the Existing Purchase Agreements is hereby amended by adding the following new definitions in the appropriate alphabetical order to read as follows:

          4FQ04 - means the fiscal quarter of the Company ending on April 25, 2004.

          1FQ05 - means the fiscal quarter of the Company ending on July 25, 2004.

          2FQ05 - means the fiscal quarter of the Company ending on October 31, 2004.

          Acquisition - means any transaction, or any series of related transactions, consummated after the Amendment No. 3 Effective Date, by which the Company or any of its Subsidiaries (a) acquires any On-Going Business or all or substantially all of the assets of any Person, whether through purchase of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the securities of a corporation that have ordinary voting power for the election of directors or (c) directly or indirectly acquires control of at least a majority of the partner, member or other ownership interests of any Person that is not a corporation.

          Amendment No. 3 Effective Date - means the "Effective Date" as defined in that certain Amendment Agreement No. 3 dated as of April 4, 2003 among the Company and each of the holders of the Notes party thereto and consented to by each of the Guarantors.

          Joint Venture Investment - means any Investment by the Company or any of its Subsidiaries as a joint venturer or partner in, or lender to, any other Person (other than a Subsidiary) principally engaged in a business in which the Company and its Subsidiaries are permitted by Section 6.18 to be engaged.

          On-Going Business - means a distinct operating business, whether operated as a division of a larger business operation or operated independently, which regardless of the form of legal entity owns or operates the assets and has the liabilities, of such business.

          Suspension Period - means the period from the start of 4FQ03 to and including the end of 1FQ05.

9. Section 9.1 of the Existing Purchase Agreements is hereby amended by deleting the following definitions from such Section: "3FQ03", "Applicable Funded Debt Percentage", "Applicable Senior Funded Debt Percentage", "New Debt Step Up" and "Unsecured Debt".

                                   Exhibit 3-5